Exhibit 32.1

CERTIFICATION PURSUANT
TO RULE 13a-14(b) OR RULE 15d-14(b)
AND SECTION 1350 OF TITLE 18
OF THE UNITED STATES CODE (18 U.S.C. 1350)

In connection with the Quarterly Report of Independence Tax Credit Plus L.P. III on Form 10-Q for the quarter ended December 31, 2008 as filed with the Securities and Exchange Commission (“SEC”) on the date hereof (the “Report”), I, Robert L. Levy, and I, Andrew J. Weil, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the registrant.

A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the SEC or its staff upon request.

By:	/s/ Robert L. Levy	By:	/s/ Andrew J. Weil
	Robert L. Levy		Andrew J. Weil
	Chief Financial Officer		Chief Executive Officer
	February 12, 2009		February 12, 2009